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                                                                Exhibit 3.2

                                    AMENDED AND RESTATED

                                          BYLAWS

                                            OF

                                       LABONE, INC.

                                         ARTICLE I

                                        SHAREHOLDERS

     SECTION 1 - PLACE OF MEETINGS. All meetings of the shareholders shall be held at the principal office of the corporation in Missouri, except such meetings as the Board of Directors, to the extent permissible by law, expressly determines shall be held elsewhere, in which case such meetings may, be held, upon notice thereof as hereinafter provided, at such other place or places, within or without the State of Missouri, as the Board of Directors shall have determined, and as shall be stated in such notice, and, unless specifically, prohibited by law, any meeting may be held at any place and time, and for any purpose, if consented to in writing by all the shareholders entitled to vote thereat.

     SECTION 2 - ANNUAL MEETINGS. An annual meeting of the shareholders to elect directors and to transact such other business as may properly be brought before the meeting shall be held each year on a date to be determined by the Board of Directors at its meeting to be held in February of each year.

     SECTION 3 - SPECIAL MEETINGS. Special meetings of the shareholders may be called by the chairman of the board, by the president, by the secretary, by the Board of Directors, or by any officer directed to do so by the Board of Directors. Shareholders' requests for a special meeting shall be in writing and shall state the nature of the business desired to be transacted and shall comply with Article VI of these Bylaws. The "call" and the "notice" of any such meeting shall be deemed to be synonymous.

     SECTION 4 - NOTICE. Written or printed notice of each meeting of the shareholders, whether annual or special, stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes thereof, shall be delivered or given to each shareholder entitled to vote thereat, either personally or by mail, not less than ten (10) days or more than fifty (50) days prior to the meeting unless, as to a particular matter, other or further notice shall be given. In addition to such written or printed notice, published notice shall be given if (and in the manner) then required by law.


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     Any notice of a shareholders' meeting sent by mail shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid addressed to the shareholder at his address as it appears on the records of the corporation.

     SECTION 5 - PRESIDING OFFICIALS. Every meeting of the shareholders, for whatever object, shall be convened and presided over by either the president, the chairman of the board or, in their absence, by any vice president. The officer presiding over any such meeting shall have the authority on his own motion to adjourn the meeting from time to time.

     SECTION 6 - BUSINESS AT ANNUAL MEETINGS. No business may be transacted at an annual meeting of shareholders, other than business that is either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (iii) otherwise properly brought before the annual meeting by any shareholder of record of the corporation who is entitled to vote at such meeting and who complies with the notice procedures set forth in Article VI of these Bylaws. Any business to be brought before the annual meeting by any shareholder must also be a proper matter for shareholder action.

     SECTION 7 - BUSINESS WHICH MAY BE TRANSACTED AT SPECIAL MEETINGS. Business transacted at all special meetings shall be confined to the purposes stated in the notice of such meeting.

     SECTION 8 - QUORUM OF SHAREHOLDERS. Except as otherwise provided by law or by the Articles of Incorporation, a majority of the outstanding shares entitled to vote at any meeting represented in person or by proxy shall constitute a quorum at a meeting of the shareholders, but less than a quorum shall have the right successively to adjourn the meeting to a specified date not longer than ninety (90) days after such adjournment, and no notice need be given of such adjournment to shareholders not present at the meeting.

     SECTION 9 - VOTING OF SHAREHOLDERS. Subject to the right to elect directors by cumulative voting, each shareholder shall be entitled to as many votes on any proposition as he has shares of stock in the corporation, and he may vote them in person or by proxy. Such proxy shall be in writing, or in such other transmitted form as may be acceptable to the Secretary, and shall state the name of the person authorized to cast such vote and the date of the meeting at which such vote shall be cast, and no such proxy shall be valid unless the same shall have been given within sixty (60) days prior to the meeting at which such vote is to be cast and shall be filed with the Secretary at or previous to the time of the meeting and before the votes are cast.

     If the Board of Directors does not close the transfer books or set a record date for the determination of the shareholders entitled to notice of, and to vote at, a meeting of shareholders, only the shareholders of record at the close of business on the twentieth day preceding the date of the meeting shall be entitled to notice of, and to vote at, the meeting and any adjournment of the meeting.


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     SECTION 10 - REGISTERED SHAREHOLDERS - EXCEPTIONS - STOCK OWNERSHIP
PRESUMED. The corporation shall be entitled to treat the holders of the shares of stock of the corporation, as recorded in the stock record or transfer books of the corporation, as the holders of record and as the holders and owners in fact thereof and, accordingly, the corporation shall not be required to recognize any equitable or other claim to or interest in any such shares on the part of any other person, firm, partnership, corporation or association, whether or not the corporation shall have express or other notice thereof, except as is otherwise expressly required by law, and the term shareholder as used in these Bylaws means one who is a holder of record of shares of the corporation.

                                   ARTICLE II

                                   DIRECTORS

     SECTION 1 - DIRECTORS - NUMBER AND VACANCIES. Unless and until changed by the Board of Directors as hereinafter provided, the number of directors to constitute the Board of Directors shall be the same number as that provided in the Articles of Incorporation. The Board of Directors, to the extent permitted by law, shall have the power to change the number of directors from time to time provided that any notice required by law of any such change is duly given. Directors need not be shareholders unless the Articles of Incorporation at any time so provide.

     Vacancies on the Board of Directors shall be filled for the unexpired term by a majority of the remaining directors, or, if they are unable to do so, by vote of a majority of shareholders at an annual or special meeting.

     No director shall be removed from his office as a director by vote or other action of shareholders or otherwise unless the director to be removed has been convicted of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal or unless the director to be removed has been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation by a court of competent jurisdiction and such adjudication is no longer subject to direct appeal.

     SECTION 2 - DIRECTORS - CLASSIFICATION. The Board of Directors shall be divided into three classes so that there shall be an annual election for such number or proportion of directors as may be found upon dividing the entire number of directors by the number of years composing a term; provided, however, that at the first meeting of the shareholders of the corporation following the adoption of this amended bylaw, approximately one-third of the directors, to be known as "Class A", shall be elected for a term of office, such term of such Class expiring at the next following annual meeting of the shareholders; approximately one-third of the directors, to be known as "Class B", shall be elected for a term of office, such term of such Class expiring at the second following annual meeting of the shareholders; and approximately one-third of the directors, to be known as "Class C", shall be elected for a term of office, such term of such Class expiring at the third following annual meeting. If the number of directors is not evenly divisible into three classes, the Board of Directors shall determine which of the three classes shall have a number of members differing from the other two classes. At each subsequent annual meeting of shareholders, the successors to the Class of directors whose terms shall expire at that meeting

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shall be elected to hold office for a term expiring at the third succeeding annual meeting of shareholders. If the number of directors is changed, any newly created directorship or any decrease in directorships shall be apportioned among the classes so as to make all classes as nearly equal in number as possible; provided, that no decrease in the Board shall shorten the term of any incumbent director.

     A director elected by the Board to fill a vacancy shall hold office for the unexpired portion of the term of the director whose place he has been elected to fill, which term may extend beyond the next succeeding annual meeting of shareholders following the election of such director.

     SECTION 3 - DIRECTORS - EMPLOYMENT QUALIFICATIONS. "Inside director" shall be defined as any director who is also at that time an employee of the corporation, or any subsidiary thereof. The term of office of any person serving as an "inside director" shall cease immediately upon termination of employment with the corporation and all subsidiaries thereof for any reason.

     SECTION 4 - POWERS OF THE BOARD. The property and business of the corporation shall be controlled and managed by the directors, acting as a Board. The Board shall have and is vested with all and unlimited powers and authorities, except as may be expressly limited by law, the Articles of Incorporation or these Bylaws, to do or cause to be done any and all lawful things for and in behalf of the corporation, to exercise or cause to be exercised any or all of its powers, privileges, and franchises, and to seek the effectuation of its objects and purposes.

     SECTION 5 - REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held following the adjournment of the Annual Meeting of the Shareholders on the same date and in the months of February, August and November of each year; provided, however, that at any regular meeting, special meeting or by action taken by written consent of all Directors, severally or collectively, without a meeting, the Board of Directors may set a date in some other month for the next succeeding regular meeting. The regular meetings shall be at a time set by notice mailed or telegraphed to each director at least two days prior thereto. Notice of any regular meeting of the Board of Directors may be waived in writing or by telegram before or after the meeting and attendance of a director at a meeting shall be deemed a waiver of notice except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular meeting of the Board of Directors need be specified in the notice or waiver of notice of a meeting. Any business may be transacted at a regular meeting.

     SECTION 6 - SPECIAL MEETINGS. Special meetings of the Board of Directors shall be held at such time and place as is specified in the notice of such meeting and shall be called by the chairman of the board, the president, the secretary, any vice president, or a majority of the entire Board of Directors. Notice of any such meeting shall be given personally or by mail or telegram to each member of the Board at least two hours prior to the scheduled time of the meeting, but such notice may be waived in writing or by telegram either before or after the meeting, and attendance at the meeting by any director shall be deemed a waiver of such notice.


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     Special meetings of the Board of Directors may be held by means of telephone conferences or equipment of similar communications by means of which all directors participating in the meeting can hear each other. Participating in a meeting by telephone or similar communications equipment shall constitute presence in person at the special meeting, except where a director participates in a meeting for the sole purpose of objecting to the transaction of any business on the ground that the special meeting is not lawfully convened or called.

     SECTION 7 - QUORUM. A majority of the full Board of Directors shall constitute a quorum for the transaction of business, but less than a quorum may adjourn from time to time until a quorum is obtained. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     SECTION 8 - ACTION WITHOUT A MEETING. If all the directors severally or collectively consent in writing to any action to be taken by the directors, such consents shall have the same force and effect as a unanimous vote of the directors at a meeting duly held. The secretary shall file such consents with the minutes of the meetings of the Board of Directors.

     SECTION 9 - CONSULTING DIRECTORS. The Board of Directors may appoint to the office of consulting director any person whose abilities and interest in the corporation, in the opinion of the Board, qualify him to render service to the Board. Such consulting directors may receive notice of and attend meetings of the Board of Directors, shall have no vote in the affairs of the corporation and shall not be counted for the purposes of determining a quorum or majority of the Board for any purpose. Such consulting directors shall serve in an advisory capacity to the Board of Directors only and no action of the Board shall be invalid because of the failure of any such consulting director to receive notice of or to attend any meeting of the Board or to be informed of or to approve of any action taken by the Board of Directors.

     SECTION 10 - EXECUTIVE COMMITTEE. The Board of Directors may, by resolution or resolutions adopted by a majority of the whole Board of Directors, designate an executive committee, such committee to consist of two or more directors of the corporation, which committee, to the extent provided in said resolution or resolutions, shall have and may exercise all of the authority of the Board of Directors in the management of the corporation; provided, however, that the designation of such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law.

     The executive committee shall keep regular minutes of its proceedings, which minutes shall be recorded in the minutes of the corporation. The secretary or an assistant secretary of the corporation may act as secretary for the committee if the committee so requests.

     SECTION 11 - OTHER COMMITTEES. The Board of Directors shall appoint an Audit Committee and fix its duties, and may from time to time appoint and fix the duties of such additional committees as they, in their discretion, shall deem necessary or advisable for the proper operation of the corporation, including a committee or committees which shall have authority to approve salaries and increases in salaries for elected officers of the corporation.


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     SECTION 12 - COMPENSATION OF DIRECTORS AND COMMITTEE MEMBERS.  Each
director, as such, shall be entitled to receive reimbursement for his reasonable expenses incurred in attending meetings of the Board of Directors or any committee thereof or otherwise in connection with his attention to the affairs of the corporation. In addition, each director, who is not at the time a regularly compensated officer or employee of the corporation or any of its subsidiaries, shall be entitled to such fee for his services as a director (and if a member of any committee of the Board of Directors, such fee for his services as such member) as may be fixed from time to time by the Board of Directors. Such fees may be fixed both for meetings attended and on an annual basis, or either thereof, and may be payable currently or deferred. Nothing herein contained shall be construed to preclude any director or committee member from serving the corporation or any of its subsidiaries in any other capacity and receiving compensation therefor.

                                      ARTICLE III

                                       OFFICERS

     SECTION 1 - OFFICERS - WHO SHALL CONSTITUTE. The officers of the corporation shall be a chairman of the board, a president, one or more vice presidents, a secretary and a treasurer. The Board shall elect or appoint a president and secretary at its annual meeting held after each annual meeting of the shareholders. The Board then, or from time to time, may also elect or appoint one or more of the other prescribed officers or any other officers as it shall deem advisable, but need not elect or appoint any officers other than a president and a secretary. The Board may, if it desires, further identify or describe any one or more of such officers.

     The officers of the corporation need not be members of the Board of Directors. Any two or more offices may be held by the same person, except the office of president and secretary.

     An officer shall be deemed qualified when he enters upon the duties of the office to which he has been elected or appointed and furnishes any bond required by the Board; but the Board may also require of such person his written acceptance and promise faithfully to discharge the duties of such office.

     SECTION 2 - TERM OF OFFICE. Each officer of the corporation shall hold his office at the pleasure of the Board of Directors or for such other period as the Board may specify at the time of his election or appointment or until his death, resignation or removal by the Board, whichever first occurs. In any event, the term of office of each officer of the corporation holding his office at the pleasure of the Board shall terminate at the annual meeting of the Board next succeeding his election or appointment and at which any officer of the corporation is elected or appointed, unless the Board provides otherwise at the time of his election or appointment.

     SECTION 3 - REMOVAL. Any officer or agent elected or appointed by the Board of Directors, and any employee, may be removed or discharged by the Board whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

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     SECTION 4 - SALARIES AND COMPENSATION.  Salaries and compensation of all elected or appointed officers and of all employees of the corporation shall be fixed, increased or decreased by the Board of Directors, but this power (except as to the salary or compensation of the chairman of the board and the president) may, unless prohibited by law, be delegated by the Board to the chairman of the board, the president, a committee or such other officer or officers as the Board may find convenient to so empower.

     SECTION 5 - DELEGATION OF AUTHORITY TO HIRE, DISCHARGE AND DESIGNATE DUTIES. The Board may, from time to time, delegate to the chairman of the board, the president or other officer or executive employees of the corporation, authority to hire, discharge and fix and modify the duties, salary or other compensation of employees of the corporation under their jurisdiction, and the Board may delegate to such officer or executive employee similar authority with respect to obtaining and retaining for the corporation the services of attorneys, accountants and other experts.

     SECTION 6 - THE CHAIRMAN OF THE BOARD. If a chairman of the board be elected or appointed, he shall, except as otherwise provided for in these Bylaws, preside at all meetings of the directors at which he may be present and shall have such other duties, powers and authority as may be prescribed elsewhere in these Bylaws. The Board of Directors may delegate such other authority and assign such additional duties to the chairman of the board, other than those conferred by law exclusively upon the president as it may from time to time determine, and, to the extent permissible by law, the Board may designate the chairman of the board as the chief executive officer of the corporation under these Bylaws, or it may, from time to time, divide the responsibilities, duties and authority for the general control and management of the corporation's business and affairs between the chairman of the board and the president.

     SECTION 7 - THE PRESIDENT. Unless the Board otherwise provides, the president shall be the chief executive officer of the corporation with such general executive powers and duties of supervision and management as are usually vested in the office of the chief executive officer of a corporation and he shall carry into effect all directions and resolutions of the Board. Except as otherwise provided for in these Bylaws, the president shall preside at all meetings of the shareholders. In the absence of the chairman of the board, or if there be no chairman of the board, the president also shall preside at all meetings of the Board of Directors.

     The president may execute all bonds, notes, debentures, mortgages, and other contracts requiring a seal, under the seal of the corporation, and may cause the seal to be affixed thereto, and may also execute any and all other instruments for and in the name of the corporation.

     Unless the Board otherwise provides, the president, or any person designated in writing by him, may (i) attend meetings of shareholders of other corporations to represent this corporation thereat and to vote or take action with respect to the shares of any such corporation owned by this corporation in such manner as he or his designee may determine, and (ii) execute and deliver waivers of notice and proxies for and in the name of the corporation with respect to any such shares owned by this corporation.

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     He shall, unless the Board otherwise provides, be ex officio a member of all standing committees.

     If a chairman of the board be elected or appointed and designated as the chief executive officer of the corporation, as provided in these Bylaws, the president shall perform such duties as may be specifically delegated to him by the Board of Directors and as are conferred by law exclusively upon him, and in the absence, disability or inability to act of the chairman of the board, the president shall perform the duties and exercise the powers of the chairman of the board.

     SECTION 8 - VICE PRESIDENTS. The vice presidents in the order of their seniority, as determined by the Board, shall, in the absence, disability or inability to act of the president, perform the duties and exercise the powers of the president, and shall perform such other duties as the Board of Directors shall from time to time prescribe.

     SECTION 9 - THE SECRETARY AND ASSISTANT SECRETARIES. The secretary shall attend all meetings of the shareholders, and shall record or cause to be recorded all votes taken and the minutes of all proceedings in a minute book of the corporation to be kept for that purpose. He shall perform like duties for the executive and other standing committees when requested by the Board or any such committee to do so.

     He shall see that all books, records, lists and information, or duplicates required to be maintained at the principal office for the transaction of the business of the corporation in Missouri, or elsewhere, are so maintained.

     He shall keep in safe custody the seal of the corporation, and when duly authorized to do so, shall affix the same to any instrument requiring it, and when so affixed, he shall attest the same by his signature.

     He shall perform such other duties and have such other authority as may be prescribed elsewhere in these Bylaws or from time to time by the Board of Directors or the chief executive officer of the corporation, under whose direct supervision he shall be.

     He shall have the general duties, powers and responsibilities of a secretary of the corporation.

     Any assistant secretary, in the absence, disability or inability to act of the secretary, may perform the duties and exercise the powers of the secretary, and shall perform such other duties and have such other authority as the Board of Directors may, from time to time, prescribe.

     SECTION 10 - THE TREASURER AND ASSISTANT TREASURERS. The treasurer shall have responsibility for the safekeeping of the funds and securities of the corporation, shall keep or cause response to be kept full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall keep, or cause to be kept, all other books of account and accounting records of the corporation. He shall deposit or cause to be deposited all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may

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be designated by the board of directors or by any officers of the corporation to whom such authority has been granted by the Board of Directors,

     He shall disburse, or permit to be disbursed, the funds of the corporation as may be ordered, or authorized generally, by the Board, and shall render to the chief executive officer of the corporation and the directors whenever they may require it, an account of all his transactions as treasurer and of those under his jurisdiction, and of the financial condition of the corporation.

     He shall perform such other duties and shall have such other responsibility and authority as may be prescribed elsewhere in these Bylaws or from time to time by the Board of Directors.

     He shall have the general duties, powers and responsibility of a treasurer of a corporation, and shall, unless otherwise provided by the Board, be the chief financial and accounting officer of the corporation.

     Any assistant treasurer, in the absence, disability or inability to act of the treasurer, may perform the duties and exercise the powers of the treasurer, and shall perform such other duties and have such other authority as the Board of Directors may, from time to time, prescribe.

     SECTION 11 - DUTIES OF OFFICERS MAY BE DELEGATED. If any officer of the corporation be absent or unable to act, or for any other reason that the Board may deem sufficient, the Board may delegate, for the time being, some or all of the functions, duties, powers and responsibilities of any officer to any other officer, or to any other agent or employee of the corporation or other responsible person, provided a majority of the whole Board of Directors concurs therein.

                                  ARTICLE IV

                        INDEMNIFICATION AND LIABILITY OF
                        DIRECTORS, OFFICERS AND EMPLOYEES

     SECTION 1 - INDEMNIFICATION. A. Each person who is or was a director, officer or employee of the corporation or is or was serving at the request of the corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person) shall be indemnified by the corporation as of right to the full extent permitted or authorized by the laws of the State of Missouri, as now in effect and as hereafter amended, against any liability, judgment fine, amount paid in settlement, cost and expense (including attorneys' fees) asserted or threatened against and incurred by such person in his capacity as or arising out of his status as a director, officer, or employee of the corporation or, if serving at the request of the corporation, as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise. The indemnification provided by this Bylaw provision shall not be exclusive of any other rights to which those indemnified may be entitled under any other bylaw or under any agreement, vote of shareholders or disinterested directors or otherwise, and shall not limit in any way any right which the corporation may have to make different or further indemnifications with respect to the same or different persons or classes of persons.

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          B. Without limiting the foregoing, the corporation is authorized to enter into an agreement with any person who is a director, officer or employee of the corporation, or is serving at the request of the corporation as a non-employee director of another corporation, partnership, joint venture, trust or other enterprise, providing indemnification for such person against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement that result from any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including any action by or in the right of the corporation, that arises by reason of the fact that such person is or was a director, officer or employee of the corporation, or, if not a director, officer or employee of the corporation, is or was serving at the request of the corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, or as a non-employee director of another corporation, partnership, joint venture, trust or other enterprise, to the full extent allowed by law, whether or not such indemnification would otherwise be provided for in this Bylaw, except that no such agreement shall indemnify any person from or on account of such person's conduct which was finally adjudged to have been knowingly fraudulent deliberately dishonest or willful misconduct.

          C. For the purposes of Section 1B of Article IV, any person who is a director, officer or employee of the corporation who shall serve as a director, officer or employee of another corporation, partnership joint venture, trust or other enterprise, more than 50% of the voting stock of which is owned by the corporation, and any other person who shall serve as a non-employee director of, another corporation, partnership, joint venture, trust or other enterprise, more than 50% of the voting of stock of which is owned by the corporation, shall be deemed to be serving in such capacity at the request of the corporation, unless the Board of Directors of the corporation shall determine otherwise. In all other instances where any person shall serve as a director or officer of another corporation, joint venture, trust or other enterprise of which the corporation is or was a shareholder or creditor, or in which it is or was otherwise interested, if it is not otherwise established that such person is or was serving as such director or officer at the request of the corporation, the Board of Directors of the corporation may determine whether such service is or was at the request of the corporation, and it shall not be necessary to show any actual or prior request for such service. A person is a "non-employee director" of a corporation, partnership, joint venture, trust or other enterprise if he or she is a director, but not an employee of such corporation, partnership, joint venture, trust or other enterprise.

     SECTION 2 - INSURANCE. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the corporation, or is or was serving at the request of the corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of these Bylaws.

     SECTION 3 - LIABILITY. No person shall be liable to the corporation for any loss, damage, liability or expense suffered by it on account of any action taken or omitted to be taken by him as a director, officer or employee of the corporation or of any other corporation which he serves as a director, officer or employee at the request of the corporation, if such person (i) exercised the

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same degree of care and skill as a prudent man would have exercised under the circumstances in the conduct of his own affairs, or (ii) took or omitted to take such action in reliance upon advice of counsel for the corporation, or for such other corporation, or upon statements made or information furnished by directors, officers, employees, or agents of the corporation, or of such other corporation which he had no reasonable grounds to disbelieve.


                                       ARTICLE V

                                     CAPITAL STOCK

     SECTION 1 - ISSUANCE OF CERTIFICATES. Shares of the capital stock of the corporation may be represented by entry on the stock record or transfer books of the corporation and need not be represented by certificates. When shares of stock of the corporation are represented by certificates, such certificates shall be numbered, shall be in such form as may be prescribed by the Board of Directors in conformity with law, and shall be entered in the stock books of the corporation as they are issued. Such entries shall show the name and address of the person, firm, partnership, corporation or association to whom each certificate is issued. Each certificate shall have printed, typed or written thereon the name of the person, firm, partnership, corporation or association to whom it is issued and the number of shares represented thereby. It shall be signed by at least one of either the Chairman of the Board, the President or a Vice President and also by one of either the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the corporation, and shall be sealed with the seal of the corporation, which seal may be facsimile, engraved or printed. If the corporation has a transfer agent or a transfer clerk who signs such certificates, the signatures of the Chairman of the Board or any of the officers above mentioned may be facsimile, engraved or printed. In case the Chairman of the Board or any officer who has signed or whose facsimile signature has been placed upon any such certificate shall have ceased to hold the position or office specified on the certificate before such certificate is issued, such certificate may nevertheless be issued by the corporation with the same effect as if the individual held the position or office at the date of its issue.

     SECTION 2 - TRANSFERS OF SHARES - TRANSFER AGENT - REGISTRAR. Transfers of shares of stock shall be made on the stock record or transfer books of the corporation only by the person named in the stock certificate, or by his attorney lawfully constituted in writing, and upon surrender of the certificate therefor. The stock record book and other transfer records shall be in the possession of the secretary or of a transfer agent or transfer clerk for the corporation. The corporation, by resolution of the Board, may from time to time, appoint a transfer agent or transfer clerk, and, if desired, a registrar, under such arrangements and upon such terms and conditions as the Board deems advisable, but until and unless the Board appoints some other person, firm or corporation as its transfer agent or transfer clerk (and upon the revocation of any such appointment, thereafter until a new appointment is similarly made), the secretary of the corporation shall be the transfer agent or transfer clerk of the corporation without the necessity of any formal action of the Board, and the secretary, or any person designated by him, shall perform all of the duties thereof.

     SECTION 3 - LOST CERTIFICATES. In case of the loss or destruction of any certificate for shares of stock of the corporation, another may be issued in its place upon proof of such loss or


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


destruction and upon the giving of a satisfactory bond of indemnity to the corporation and the transfer agent and registrar of such stock, if any, in such sum as the Board of Directors may provide; provided, however, that a new certificate may be issued without requiring a bond when, in the judgment of the Board, it is proper so to do.

     SECTION 4 - REGULATIONS. The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, conversion and registration of and all other rights pertaining to certificates for shares of stock of the corporation, not inconsistent with the laws of Missouri, the Articles of Incorporation or these Bylaws.

                                      ARTICLE VI

                       ADVANCE NOTICE OF SHAREHOLDER NOMINATIONS
                               AND SHAREHOLDER PROPOSALS

     SECTION 1 - WHO MAY NOMINATE. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the corporation at any meeting of shareholders at which directors are to be elected. Nominations of persons for election to the Board of Directors may be made at any such meeting of shareholders (i) by or at the direction of the Board of Director (or any duly authorized committee thereof) or (ii) by any shareholder of record of the corporation who would be entitled to vote in the election of directors at such meeting held on the date of such shareholder's nomination and who complies with the notice procedures set forth in Section 2. If such shareholder ceases to be a shareholder entitled to vote for elections of directors prior to the record date for the meeting at which the nomination would arise, the nomination shall be deemed to be withdrawn.

     SECTION 2 - SHAREHOLDER NOMINATIONS. If a shareholder proposes to nominate one or more candidates for election as directors at a meeting of shareholders at which directors are to be elected, the shareholder must give timely notice thereof in proper written form to the Secretary of the corporation, in addition to complying with any other applicable requirements. To be timely, the shareholder's notice must be delivered to the Secretary at the principal executive offices of the corporation not less than ninety days prior to the date scheduled for such meeting; provided, however, that if notice or public announcement of the scheduled date of the meeting is not given or made at least one hundred (100) days prior to the date scheduled for the meeting, such shareholder's notice must be so delivered to the Secretary not more than ten (10) days following the day on which such notice of meeting was mailed or such public announcement was made, whichever is earlier. In no event shall the postponement, deferral or adjournment of a shareholders' meeting commence a new time period for the giving of notice by a shareholder as described above. For purposes of this Section, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

     To be in proper written form, a shareholder's notice to the Secretary must set forth (i) as to each person whom the shareholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class and number of shares of capital stock of the corporation that are owned beneficially and owned of record by the person and (D) any other information concerning the person that would be required to be disclosed in a proxy statement or other filings in connection with the solicitation of proxies for the election of such person as a director under Section 14 of the Securities Exchange Act of 1934, as amended from time to time (the "Exchange Act"), and the rules and regulations promulgated thereunder; and (ii) as to the shareholder giving the notice (A) the name and address, as they appear on the corporation's books, of such shareholder, (B) the name and address of the beneficial owner, if any, on whose behalf the nomination(s) are made, (C) the class and number of shares of capital stock of the corporation that are owned beneficially and owned of record by such shareholder and any such beneficial owner, (D) a description of all arrangements or understandings between such shareholder or beneficial owner and each proposed nominee or any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder and (E) any other information relating to such shareholder or beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

     SECTION 3 - SHAREHOLDER PROPOSALS. If a shareholder proposes to bring business before an annual meeting of shareholders, the shareholder must give timely notice thereof in proper written form to the Secretary of the corporation, in addition to complying with any other applicable requirements. To be timely, a shareholder's notice must be delivered to the Secretary at the principal executive offices of the corporation within the period specified in Section 2 of this Article. In no event shall the postponement, deferral or adjournment of a shareholders' meeting commence a new time period for the giving of notice by a shareholder.

     To be in proper written form, a shareholder's notice to the Secretary must set forth (i) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the corporation's books, of such shareholder, (iii) the name and address of the beneficial owner, if any, on whose behalf of proposal is made, (iv) the class and number of shares of capital stock of the corporation that are owned beneficially and owned of record by such shareholder and any such beneficial owner, (v) a description of all arrangements or understandings between such shareholder or beneficial owner and any other person or persons (including their names) in connection with the proposal of such business by such shareholder, (vi) a description of any material financial or other interest of such shareholder or beneficial owner in such proposal and (vii) any other information that would be required to be disclosed in a proxy statement soliciting proxies for approval of the proposal pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

     SECTION 4 - ADDITIONAL INFORMATION. The Board of Directors, or a designated committee thereof, may reject any shareholder's nomination or shareholder's proposal which is not timely made in accordance with the provisions of this Article VI. If the Board of Directors, or a designated committee thereof, determines that the information provided in a shareholder's notice does not comply with the requirements of this Article VI in any material respect, the Secretary of the corporation shall notify the shareholder of the deficiency. The shareholder shall have an opportunity to cure the deficiency by providing additional information to the Secretary within five (5) days from the date such deficiency notice is given to the shareholder, or such shorter time as may reasonably be deemed appropriate by the Board or committee. If the deficiency is not cured within such period, or if the Board of Directors or such committee determines that the additional information provided by the shareholder, together with the information previously provided, does not satisfy the requirements of this Article VI in any material respect, then the Board of Directors or committee may reject such shareholder's notice.

     SECTION 5 - DETERMINATIONS.  Notwithstanding the procedures set forth in
Section 4 of this Article hereof, if the Board of Directors or any committee thereof does not make a determination as to whether a shareholder's notice complies with the provisions of this Article VI, the presiding officer of the meeting shall make the determination and declare at the meeting whether the shareholder has so complied. If the presiding officer determines that the shareholder has not so complied, then unless the presiding officer in his or her sole and absolute discretion waives such noncompliance, the presiding officer shall declare at the meeting that the shareholder's nomination or proposal was not properly made and the defective nomination or shareholder proposal shall be disregarded.

                                      ARTICLE VII

                                        GENERAL

     SECTION 1 - FIXING OF CAPITAL - TRANSFERS OF SURPLUS. Except as may be specifically otherwise provided in the Articles of Incorporation, the Board of Directors is expressly empowered to exercise all authority conferred upon it or the corporation by any law or statute, and in conformity therewith, relative to:

     1. the determination of what part of the consideration received for shares of the corporation shall be stated capital;

     2.  increasing stated capital;

     3.  transferring surplus to stated capital;

     4.  the consideration to be received by the corporation for its shares;
         and

     5.  all similar or related matters

provided that any concurrent action or consent by or of the corporation and its shareholders required to be taken or given pursuant to law, shall be duly taken or given in connection therewith.

     SECTION 2 - DIVIDENDS. Dividends upon the outstanding shares of the corporation, subject to the provisions of the Articles of Incorporation and of any applicable law, may be declared by the Board of Directors at any meeting. Dividends may be paid in cash, in property, or in shares of the corporations stock.

     Liquidating dividends or dividends representing a distribution of paid-in surplus or a return of capital shall be made only when and in the manner permitted by law.

     SECTION 3 - CHECKS. All checks and similar instruments for the payment of money shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate. If no such designation is made, and unless and until the Board otherwise provides, the president and secretary or the president and treasurer, shall have power to sign all such instruments for, in behalf and in the name of the corporation which are executed or made in the ordinary course of the corporation's business.

     SECTION 4 - RECORDS. The corporation shall cause to be maintained either at its principal place of business or at the offices of a duly appointed stock transfer agent and registrar, books in which shall be recorded the number of its shares subscribed, the names of the owners of its shares, the numbers owned of record by them, respectively, the amount of shares paid, and by whom, and the transfer of said shares with the date of transfer. The corporation shall also keep at its principal place of business records indicating the amount of its assets and liabilities and the names and places of residence of its officers, and from time to time such other or additional records, statements, lists and information as may be required by law, including shareholders' lists.

     SECTION 5 - INSPECTION OF RECORDS. A shareholder, if he be entitled and demands to inspect the records of the corporation pursuant to any statutory or other legal right, shall be privileged to inspect such records only during the usual and customary hours of business and in such manner as will not unduly interfere with the regular conduct of the business of the corporation. A shareholder may delegate his right of inspection to a certified public accountant on the condition, to be enforced at the option of the corporation, that the shareholder and accountant agree with the corporation to furnish to the corporation promptly a true and correct copy of each report with respect to such inspection made by such accountant. No shareholder shall use, permit to be used or acquiesce in the use by others of any information so obtained to the competitive detriment of the corporation, nor shall he furnish or permit to be furnished any information so obtained to any competitor or prospective competitor of the corporation. The corporation, as a condition precedent to any shareholder's inspection of the records of the corporation, may require the shareholder to indemnify the corporation, in such manner and for such amount as may be determined by the Board of Directors, against any loss or damage which may be suffered by it arising out of or resulting from any unauthorized disclosure made or permitted to be made by such shareholder of information obtained in the course of such inspection.

     SECTION 6 - CORPORATE SEAL. The corporate seal shall have inscribed thereon the name of the corporation and the words: Corporate Seal - Missouri. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

     SECTION 7 - AMENDMENTS. The Bylaws of the corporation may, from time to time, be suspended, repealed, amended or altered, or new Bylaws may be adopted, in the manner provided in the Articles of Incorporation.

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